Exhibit 99.1

February 23, 2016

Liberty Broadband Corporation to Present at Upcoming Investor Conferences

ENGLEWOOD, Colo.--(BUSINESS WIRE) -- Liberty Broadband Corporation (Nasdaq: LBRDA, LBRDK) announced that Greg Maffei,  President and CEO of Liberty Broadband Corporation,  will be presenting at the following investor conferences:

•	Morgan Stanley Technology, Media and Telecom Conference, on Tuesday, March 1st at 12:30 p.m., P.S.T. (3:30 p.m., E.S.T.) at the Palace Hotel in San Francisco, CA

•	Deutsche Bank Media, Internet and Telecom Conference, on Monday, March 7th at 4:45 p.m., E.S.T. at the Breakers Hotel in Palm Beach, FL

During his presentations, Mr. Maffei may make observations regarding the company's financial performance and outlook.

The presentations will be broadcast live via the Internet. All interested persons should visit the Liberty Broadband Corporation website at http://ir.libertybroadband.com/events-presentations to register for the webcasts. An archive of the webcasts will also be available on this website for one year after appropriate filings have been made with the SEC.

About Liberty Broadband Corporation

Liberty Broadband Corporation is comprised of, among other things, its interest in Charter Communications, its subsidiary TruePosition and a minority equity investment in Time Warner Cable.

Liberty Broadband Corporation
Courtnee Chun, 720-875-5420